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                                                                    EXHIBIT 10.4

                         TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this "Agreement"), dated as of _____, 1997, is made and entered into by and between Bio-Vascular, Inc., a Minnesota corporation ("Bio-Vascular"), and Vital Images, Inc., a Minnesota corporation ("Vital Images"). Capitalized terms used in this Agreement and not otherwise defined herein will have the meaning given in that certain Distribution Agreement between the parties, dated of even date herewith (the "Distribution Agreement").

                                   RECITALS

     WHEREAS, Vital Images is currently a wholly-owned subsidiary of Bio-Vascular, and as such, currently relies on Bio-Vascular for the performance of certain corporate services;

     WHEREAS, Bio-Vascular and Vital Images have entered into the Distribution Agreement, pursuant to which Bio-Vascular will distribute all of the issued and outstanding shares of Vital Images Common Stock to its shareholders, on such terms and conditions as are contained therein;

     WHEREAS, following the Distribution, Bio-Vascular and Vital Images will be operated as independent public companies, and Vital Images will no longer be a wholly-owned subsidiary of Bio-Vascular; and

     WHEREAS, Bio-Vascular and Vital Images wish to provide for the continuation of certain services to be provided by Bio-Vascular to Vital Images for a period following the Distribution, in connection with Vital Images' transition to an independent public company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound, Bio-Vascular and Vital Images hereby agree as follows:

                                    ARTICLE
                                      1.
                                   SERVICES

1.1. Initial Services. Subject to the terms and conditions of this Agreement, Bio-Vascular will provide or cause to be provided to Vital Images the following services (the "Initial Services"), each as more fully described in the Exhibits to this Agreement:

          (i)    Accounting
          (ii)   Finance
          (iii)  Human Resources
          (iv)   Regulatory Matters

1.2. Additional Services.

     (a) From time to time, Bio-Vascular and Vital Images may identify additional services that Bio-Vascular will provide to Vital Images in accordance with this Agreement ("Additional Services" and, together with the Initial Services, the "Services"). The parties will enter into and execute a written Exhibit with respect to each Additional Service, setting forth a description of the Additional Service, the time period during
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          which Bio-Vascular will provide the Additional Service, and where the parties can so determine, the fee Vital Images will pay Bio-Vascular for such Additional Service.

     (b) Bio-Vascular agrees to perform, or to cause its agents or subcontractors to perform, at fees determined pursuant to Section 3.1, any Additional Service that: (i) Bio-Vascular provided immediately prior to the Distribution Date and that Vital Images reasonably believes was inadvertently or unintentionally omitted from the Initial Services; or (ii) is essential to effectuate an orderly transition under the Distribution Agreement, unless such performance would significantly disrupt Bio-Vascular's operations or materially increase the scope of Bio-Vascular's responsibility under this Agreement. If Bio-Vascular reasonably believes the performance of Additional Services required under subparagraphs (i) or (ii) would significantly disrupt its operations or materially increase the scope of its responsibility under this Agreement, Bio-Vascular and Vital Images agree to negotiate in good faith the terms and conditions of such Additional Services, but in no event will Bio-Vascular be obligated to provide such Additional Services if the parties are unable to agree upon acceptable terms and conditions for such Additional Services.

1.3. Subcontracting. Vital Images understands that, prior to the date of this Agreement, Bio-Vascular may have subcontracted with one or more third parties for services in connection with all, or portions of, the Services to be provided hereunder. Bio-Vascular reserves the right to continue to subcontract with third parties for Services or to enter into new subcontract relationships for any Services; provided, however, that any such subcontracting relationship will not relieve Bio-Vascular of any obligation to provide Services hereunder. Bio-Vascular will charge Vital Images for the actual cost to Bio-Vascular, without mark-up, of any such third party consultants, associated firms, or other subcontractors used in connection with the Services.

1.4. Excluded Services. Unless otherwise set forth in any Exhibit or in any other writing, it is understood and agreed that Bio-Vascular will not provide any legal or independent audit services to Vital Images, or any other services not specifically provided for in this Agreement.

1.5. Transitional Nature of Services. Vital Images understands that the Services are intended only to be transitional in nature, and are furnished by Bio-Vascular solely for the purpose of accommodating Vital Images in connection with the Distribution. Vital Images understands that Bio-Vascular is not in the business of providing the Services and has no long-term interest in continuing this Agreement. Vital Images hereby covenants and agrees to undertake such actions as may be necessary to phase out the Services provided by Bio-Vascular as soon as reasonably practicable, which actions may include, but are not limited to, hiring appropriate personnel to provide the Services within its own internal organization, or entering into agreements with third parties for the provision of the Services.

1.6. Additional Resources. Except as provided in an Exhibit for a specific Service, in providing the Services, Bio-Vascular will not be obligated to:
     (i) hire any additional employees; (ii) maintain the employment of any specific employee; or (iii) purchase, lease or license any additional equipment or software.

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                                    ARTICLE
                                      2.
                               TERM AND RENEWAL

2.1. Term of Agreement and Services. The term of this Agreement will commence on the Distribution Date and will continue so long as Services are provided hereunder. Unless otherwise provided in the relevant Exhibit, the term of each Service will commence on the Distribution Date and expire on the date occurring six (6) months thereafter, subject to extension as provided in
     Section 2.2.

2.2. Extension. The parties may, upon mutual written agreement, extend the term of any or all of the Services for an additional period of time, as provided in this Section. In the event Vital Images desires to extend the term of any Service, Vital Images will provide Bio-Vascular with written notice at least thirty (30) days in advance of the expiration of the then-current Service term. Such notice will specify the Service, the period of time for which the Service is proposed to be extended, and a description of any requested changes to the terms of such Service. Bio-Vascular will give return notice to Vital Images not more than fifteen (15) days thereafter, indicating whether Bio-Vascular will agree to such extension or any other changes to terms and conditions of the relevant Service. Any extension of the term of any Service, or any other change in the terms and conditions of any Service, will only be given effect if set forth in a written amendment to the relevant Exhibit, executed on behalf of both parties.

                                    ARTICLE
                                      3.
                                 COMPENSATION

3.1. Compensation. Vital Images will compensate Bio-Vascular for each Service as set forth in the relevant Exhibit, or any effective amendment thereto. If no fee is specified for a particular Service, Bio-Vascular will be compensated for the total cost to Bio-Vascular of providing such Service. For the purposes of this Agreement, "total cost" will be defined as all direct and indirect costs Bio-Vascular incurs as a result of supplying the Service to Vital Images, calculated, in Bio-Vascular's discretion, on the basis of any of the following methods: (i) usage by Vital Images; (ii) Bio-Vascular allocations based upon Bio-Vascular's standard accounting practices; or (iii) Bio-Vascular management estimates of Services provided to Vital Images.

3.2. Billing and Payment Terms. Bio-Vascular will invoice Vital Images each month for all Services delivered during the immediately preceding month, and Vital Images will pay each such invoice within thirty (30) days after the date thereof. Invoices not paid within such thirty (30) day period will accumulate interest at the annual rate of eighteen percent (18%).

                                    ARTICLE
                                      4.
                           INTERRUPTIONS IN SERVICES

4.1. Interruptions. Bio-Vascular will endeavor to provide uninterrupted Services through the term of this Agreement. In the event, however, that Bio-Vascular or any of its subcontractors or agents are wholly or partially prevented from providing Service by reason of any Force Majeure event set forth in Section 13.1 hereof, or if Bio-Vascular deems it necessary to suspend delivery of any Service hereunder for purposes of inspection, maintenance, repair, or replacement of equipment,

                                       3
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     parts or structures, Vital Images agrees that Bio-Vascular will not be obligated to deliver such Service during such periods, provided that Bio-Vascular has given, when feasible, reasonable written notice of the interruption within a reasonable period of time, explaining the reason, purpose and likely duration thereof, and provided further, that with respect to any scheduled interruptions or maintenance, Bio-Vascular will have provided, when feasible, reasonable advance notice thereof. If any such interruption has a significant negative impact on Vital Images' business operations and Bio-Vascular cannot readily reinstate the Service involved, Bio-Vascular will use reasonable efforts to assist Vital Images in securing an alternate provider in order to minimize the impact of the interruption on Vital Images.

                                    ARTICLE
                                      5.
                                   PERSONNEL

5.1. Supervision and Compensation. Bio-Vascular will employ, pay, supervise, direct and discharge all Bio-Vascular personnel providing Services. Bio-Vascular will be solely responsible for the payment of benefits and any other direct and indirect compensation for Bio-Vascular personnel assigned to perform Services. Bio-Vascular also agrees to be responsible for the employees' worker's compensation insurance, employment taxes and other employer liabilities relating to such personnel.

5.2. Selection of Personnel. Bio-Vascular will be solely responsible for selecting and assigning personnel to perform Services, and will instruct such personnel to perform Services in a timely, efficient and competent manner. Vital Images will have the right to request that Bio-Vascular replace personnel who do not perform the Services properly and in accordance with reasonable technical or general work standards.

5.3. Standard of Care. Notwithstanding any other provision of this Agreement, it is understood and agreed that Bio-Vascular is not in the business of providing the Services and that the standard of care to which Bio-Vascular and any Bio-Vascular employees or agents performing Services hereunder shall be accountable shall be the standard of care used by Bio-Vascular in furnishing comparable services to its own internal organization. Under no circumstances will Vital Images hold Bio-Vascular or its employees or agents accountable to a greater standard of care or one that is appropriate for a party in the business of furnishing similar services.

                                    ARTICLE
                                      6.
                              INGRESS AND EGRESS

6.1. Right of Ingress and Egress. Bio-Vascular will at all times during the term of this Agreement have the right of ingress to, and egress from, the facilities and premises of Vital Images for any purposes in connection with the delivery of Services, the exercise of any right under this Agreement or the performance of any obligations required by this Agreement, subject to reasonable safety and security policies and practices implemented by Vital Images.

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                                    ARTICLE
                                      7.
                                CONFIDENTIALITY

7.1. Confidential Information.

     (a) Each of Bio-Vascular and Vital Images will hold, and will cause its officers, employees, agents, consultants, advisors and Affiliates to hold, in strict confidence, and not to disclose, unless compelled to disclose by judicial or administrative process or, in the opinion of its independent legal counsel, by other requirements of law, all confidential information concerning the other party.

     (b) For purposes of this Section 7.1, confidential information about a particular party (referred to herein as the "first party") shall mean information known by the other party on the Distribution Date and reasonably understood by the other party to be confidential and related to the first party's business interests, or disclosed confidentially by the first party to the other party after the Distribution Date under the terms and for purposes of this Agreement or any of the Related Agreements, except for:

          (i) information learned by the other party for the first time after the Distribution Date, but prior to any disclosure by the first party;

         (ii) information which is or becomes publicly available through no act of the other party, from and after the date of public availability;

        (iii) information disclosed to the other party by a third party, provided: (A) under the circumstances of disclosure the other party does not have a duty of non-disclosure owed to such third party; (B) the third party's disclosure is not violative of a duty of non-disclosure owed to another, including the first party; and (C) the disclosure by the third party is not otherwise unlawful; and

         (iv) information developed by the other party independent of any confidential information of the first party which is known by the other party on the Distribution Date and/or disclosed by the first party thereafter.

     (c) The foregoing restrictions will expire with respect to business information which is confidential information five (5) years after the date of disclosure of such information, unless and to the extent the parties agree to a longer period for the foregoing restrictions with respect to specific categories of business information which is confidential information in which case the foregoing restrictions shall expire with respect to such information on the expiration of such longer period. The date of disclosure in the case of confidential business information known by a party on the Distribution Date shall be the Distribution Date. Each of Bio-Vascular and Vital Images shall not disclose to another, or use, except for purposes of fulfilling their respective obligations under this Agreement, any business information which is confidential information of Vital Images or confidential information of Bio-Vascular, respectively. The foregoing restrictions shall not expire until such time and to the extent that such information ceases to be confidential information.

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     (d)  Each party will protect confidential information hereunder by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure of the other party's confidential information as the party uses to protect its own confidential information.

     (e) Each party shall ensure that its Affiliates, sublicensees and other transferees agree to be bound by the same restrictions on use and disclosure of confidential information as set forth herein prior to disclosure of confidential information of the other party to such persons.

                                    ARTICLE
                                      8.
                    DISCLAIMER AND LIMITATION OF LIABILITY

8.1. Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BIO-VASCULAR MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT.

8.2. Limitation of Direct Damages. In the event of any performance or non-performance under this Agreement which results in direct damages to Vital Images, Bio-Vascular's maximum, cumulative and sole liability to Vital Images for such direct damages will be limited by the total amount of fees paid by Vital Images to Bio-Vascular, as of the date of the performance or non-performance giving rise to the damage, with respect to the Service giving rise to such direct damages. Vital Images acknowledges that compensation up to such amount constitutes fair and reasonable compensation for any direct damages that may be suffered or incurred by Vital Images. Notice of any claim for direct damages must be made within two years of the date of termination of the Service giving rise to the claim, and must specify the amount of damages claimed and a description of the action and the service giving rise to the claim.

8.3. Limitation of Consequential Damages. EXCEPT AS PROVIDED IN ARTICLE 9 HEREOF, BIO-VASCULAR WILL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO VITAL IMAGES OR ANY OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE) RESULTING OR ARISING FROM THIS AGREEMENT, ANY PERFORMANCE OR NONPERFORMANCE UNDER THIS AGREEMENT OR TERMINATION OF THIS AGREEMENT. This limitation applies regardless of whether the damages or other relief are sought based on breach of warranty, breach of contract, negligence, strict liability in tort or any other legal or equitable theory, and regardless of whether Bio-Vascular was made aware of the possibility of such damages.

                                    ARTICLE
                                      9.
                                INDEMNIFICATION

9.1. Indemnification by Vital Images. Vital Images agrees to indemnify, defend and hold harmless Bio-Vascular, its directors, officers, employees, agents and representatives from any and all third-party claims, actions, demands, judgments, losses, costs, expenses, damages and liabilities

                                       6
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     (including but not limited to reasonable attorneys fees and other expenses of litigation) based upon, or arising out of, damage or injury to persons or property caused by, attributable to or arising in connection with Bio-Vascular's performance, non-performance or delayed performance of Services under this Agreement; provided, however, that in no event will Vital Images be required to indemnify and hold harmless Bio-Vascular in the event damages are attributable to Bio-Vascular's fraud, intentional criminal misconduct or gross negligence. Bio-Vascular agrees to indemnify, defend and hold harmless Vital Images in respect of all liabilities related to, arising from, asserted against or associated with such fraudulent, intentionally criminal, or grossly negligent conduct.

9.2. Procedure. If Bio-Vascular intends to claim indemnification under Section 9.1, Bio-Vascular will promptly notify Vital Images in writing of any such claim, tender to Vital Images the right to defend or settle such claim at Vital Images' expense, and reasonably cooperate with Vital Images in defending or settling any such claim. At its expense, Bio-Vascular may be represented by, and actively participate through, counsel of its choice in the defense or settlement of any such claim. In any event, Vital Images may not settle any claim under Section 9.1 without the prior written consent of Bio-Vascular, which consent will no be unreasonably withheld or delayed. Vital Images will have no liability whatsoever with respect to claims which Bio-Vascular or its independent counsel settle without the prior consent of Vital Images. Vital Images' agrees that its indemnification or obligations under Section 9.1 will survive termination of this Agreement. Notwithstanding the foregoing, but subject to Article 8 hereof, Vital Images will have the right to pursue any and all claims, whether at law or in equity, that Vital Images may have against Bio-Vascular, its successors in interest, permitted assigns, officers, directors, employees, agents, representatives and persons and entities acting on its behalf based upon, arising out of or in connection with the performance, non-performance or delayed performance of the Services or any acts or omissions relating thereto.

                                    ARTICLE
                                      10.
                         RECORDS AND INSPECTION RIGHTS

10.1. Records. Bio-Vascular agrees to maintain accurate records arising from or related to the Services, including, but not limited to, accounting records and documentation produced in connection with the Services.

10.2. Right to Audit. Bio-Vascular grants Vital Images the right to have Bio-Vascular's cost records audited by an independent certified public accountant selected by Vital Images and approved by Bio-Vascular. The independent certified public accountant will agree to treat all information disclosed in connection with any such audit as confidential and will only disclose to Vital Images whether or not the costs Bio-Vascular billed to Vital Images were in accordance with this Agreement. Vital Images may request an audit no more than once each calendar year, and is responsible for all costs of the auditor. If the accountant determines that the costs were inaccurate, then the Bio-Vascular will adjust the cost accordingly.

10.3. Pricing Adjustments. In the event of a tax audit adjustment relating to the pricing of any or all Services provided pursuant to this Agreement in which a taxing authority determines that any of the fees, individually or in combination, did not result in an arm's-length payment, then the parties may agree to make corresponding adjustments to the charges in question for such period

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      to the extent necessary to achieve arm's-length pricing. Bio-Vascular and
      Vital Images agree to reflect any adjustment made pursuant to this Section
      10.3 in their official books and records, and the resulting overpayment or underpayment will create an obligation to be paid by the owing party.

                                    ARTICLE
                                      11.
                                  TERMINATION

11.1. Termination by Either Party. This Agreement, or any Service provided hereunder, may be terminated by either party upon written notice to the other party if:

      (a) the other party fails to perform or otherwise breaches a material obligation under this Agreement; provided, however, that such party failing to perform or otherwise breaching shall have thirty (30) days from the date notice of intention to terminate is received to cure the failure or breach, following which time this Agreement or Service shall terminate if the failure or breach has not been cured;

      (b) the other party makes a general assignment for the benefit of creditors, becomes insolvent, a receiver is appointed, or a court approves reorganization or arrangement proceedings;

      (c) performance of this Agreement or any Service to be provided hereunder has been rendered impossible for a period of three (3) consecutive months by reason of the occurrence of any of the events described in
          Section 13.1 hereof or if any other event occurs which can reasonably be determined to permanently prevent the performance of this Agreement or any Service; or

      (d) during any-agreed upon renewal term, either party so desires at any time, upon thirty (30) days advance written notice of intention to terminate.

11.2. Termination Notices. Any termination notice will specify in detail the Service(s) to be terminated and the effective date of termination.

11.3. Consequences of Termination. In the event a party terminates this Agreement or any Service for any reason:

      (a) Upon request, each party will return to the other party all tangible personal property owned by the other party in their possession as of the effective date of termination;

      (b) Vital Images agrees to be responsible to Bio-Vascular for reasonable and proper termination charges which will include all reasonable cancellation costs incurred by Bio-Vascular or any costs for materials or equipment reasonably acquired by Bio-Vascular in connection with the provision of Service(s) in the event of: (i) termination by Vital Images without cause; or (ii) termination by Bio-Vascular with cause.

      (c) Vital Images will remain liable for payment to Bio-Vascular for Services furnished prior to the effective date of termination.

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11.4. Services Provided After Termination/Expiration. Any Service(s) furnished by Bio-Vascular and received by Vital Images after the termination or expiration of this Agreement or any individual Service shall be governed by the provisions of this Agreement. The furnishing or receipt of any post-termination or post-expiration Service will not otherwise extend the term of this Agreement, or any individual Service.


                                    ARTICLE
                                      12.
                              DISPUTE RESOLUTION

12.1. Procedures. If a dispute, controversy or claim (collectively, a "Dispute") between Bio-Vascular and Vital Images arises out of or relates to this Agreement, Bio-Vascular and Vital Images agree to use the following procedures, in lieu of either party pursuing other available remedies and as the sole remedy (expect as provided in Section 12.4 below), to resolve the Dispute.

12.2. Initiation. A party seeking to initiate the procedures will give written notice to the other party, briefly describing the nature of the Dispute. The parties will hold a meeting within ten (10) days of the receipt of such notice, attended by individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

12.3. Submission to Arbitration. If, within thirty (30) days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, they agree to submit the Dispute to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, by a sole arbitrator selected by the parties. The arbitration proceeding will be held in St. Paul, Minnesota, will be governed by the Minnesota equivalent of the Federal Arbitration Act, 9 U.S.C. (S)(S) 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The costs of arbitration may be apportioned between Bio-Vascular and Vital Images by the arbitrator in such manner as the arbitrator deems reasonable, taking into account the circumstances of the Dispute, the conduct of each of the parties during the proceeding, and the result of the arbitration.

12.4. Equitable Relief. Nothing herein will preclude either party from taking whatever actions are necessary to prevent any immediate, irreparable harm to its interests, including multiple breaches of this Agreement by the other party. Otherwise, the parties agree to fully exhaust these procedures prior to the initiating litigation. Either party may seek specific enforcement of any arbitrator's decision under this Article.

12.5. Consolidation. The arbitrator may consolidate an arbitration under this Agreement with any arbitration arising under or relating to the Related Agreements or any other agreement between the parties entered into pursuant to the Distribution Agreement, as the case may be, if the subject of the Disputes thereunder arise out of or relate essentially to the same set of facts or transactions. Such consolidated arbitration will be determined by the arbitrator appointed for the arbitration proceeding that was commenced first in time.

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                                    ARTICLE
                                      13.
                                 MISCELLANEOUS

13.1. Force Majeure. Neither party will hold the other party responsible for a delay in the performance of any obligation hereunder due to labor disturbances, accidents, fires, floods, wars, riots, rebellions, blockages, acts of governments, governmental requirements and regulations, restrictions imposed by law or any other similar conditions, beyond the reasonable control and without the fault or negligence of such party, and the time for performance by such party will be extended by the period of such delay. Notwithstanding the foregoing, in no event will Vital Images be relieved of its payment obligations to Bio-Vascular for Services delivered, regardless of cause.

13.2. Relationship of the Parties. Neither party is an agent of the other party and neither party has any authority to bind the other party, transact any business in the other party's name or on its behalf, or make any promises or representations on behalf of the other party unless provided for in any Exhibit or otherwise agreed to in writing. Each party will perform all of its respective obligations under this Agreement as an independent contractor, and no joint venture, partnership or other relationship will be created or implied by this Agreement.

13.3. Entire Agreement. This Agreement, and the Exhibits the Agreement refers to and which are incorporated into and made a part of this Agreement by reference, constitute the entire agreement between Bio-Vascular and Vital Images relating to the subject matter hereof, and, with the exception of the Distribution Agreement, the Tax Sharing Agreement and any other Related Agreements, there are no further agreements or understandings, written or oral, between the parties with respect to such subject matter.

13.4. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota (regardless of the laws that might otherwise govern under applicable principles of conflict of laws) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

13.5. Jurisdiction and Venue. Subject to the arbitration provisions of this Agreement, each party consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota and hereby waives any argument that venue in any such forum is not convenient or proper.

13.6. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) on the business day after delivery to an overnight courier service or the express mail service maintained by the United States Postal Service, provided receipt of delivery has been confirmed; or (iv) on the fifth day after mailing, provided receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by registered or certified mail, postage prepaid, properly addressed and return-receipt requested, to the party as follows:

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          If to Bio-Vascular: Bio-Vascular, Inc.
                              2575 University Avenue
                              St. Paul, Minnesota  55114
                              Attn:  Chief Executive Officer
                              Facsimile No. (612) 642-9018

          If to Vital Images: Vital Images, Inc.
                              3100 West Lake Street, Suite 100
                              Minneapolis, Minnesota  55416
                              Attn:  Chief Financial Officer
                              Facsimile No. (612) 915-8010

      Any party may change its address by giving the other party written notice of its new address in the manner set forth above.

13.7. Modification of Agreement. No modification, amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto and then such modification, amendment or waiver shall be effective only in the specific instance and for the purpose for which given.

13.8. Successors and Assigns. Except as provided in Section 1.3 with respect to subcontracting, a party's rights and obligations hereunder may not be assigned or transferred without the prior written consent of the other party hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and shall survive any acquisition, disposition or other corporate restructuring or transaction involving either party.

13.9. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties to this Agreement and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without this Agreement.

13.10. Titles and Headings. The titles and headings to Articles and Sections herein are inserted for convenience of reference only and are not intended to constitute a part of or to affect the meaning or interpretation of this Agreement.

13.11. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable, the enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions hereof without including any of such which may hereafter be declared invalid, void or unenforceable. In the event that any such term, provision, covenant or restriction is hereafter held to be invalid, void or unenforceable, the parties hereto agree to use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

13.12. No Waiver. Neither the failure nor any delay on the part of any party hereto to exercise any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise of the same or any other right, nor shall any waiver of any right with respect to any occurrence be construed as a waiver of such right with respect to any other occurrence.

13.13. Survival of Provisions. The representations, warranties and covenants contained herein will survive termination or expiration of this Agreement to the full extent necessary to protect the party in whose favor they run.

13.14. Conflicting Provisions. In the event any provision of any Exhibit conflicts with the provisions of this Agreement, the provisions of this Agreement will be controlling.

13.15. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                                    BIO-VASCULAR, INC.


                                    By:
                                       -------------------------------------

                                    Its:
                                        ------------------------------------



                                    VITAL IMAGES, INC.


                                    By:
                                       -------------------------------------

                                    Its:
                                        ------------------------------------

                                                                       EXHIBIT A

                                    Service
                                    -------

                                  Accounting

                            Description of Service
                            ----------------------

Bio-Vascular will provide Vital Images with transitional accounting support including, but not limited to, supporting Vital Images' transition in the following accounting functions: (i) payroll; (ii) accounting records; (iii) creating and maintaining financial statements; (iv) cash flow management; (v) accounts receivable; (vi) accounts payable; and (vii) state and federal taxation.

                                                                       EXHIBIT B

                                    Service
                                    -------

                                    Finance

                            Description of Service
                            ----------------------

Bio-Vascular will provide Vital Images with transitional finance support including, but not limited to, supporting Vital Images' transition in the following finance functions: (i) investment and working capital management; (ii) financial reporting; (iii) budgeting, and (iv) Nasdaq SmallCap Market compliance and other securities regulation compliance matters.

                                                                       EXHIBIT C

                                    Service
                                    -------

                                Human Resources

                            Description of Service
                            ----------------------

Bio-Vascular will provide Vital Images with transitional human resources support including, but not limited to, supporting Vital Images' transition in the following human resources functions: (i) procedures attendant to employment of personnel; (ii) documents relevant to employees and employment matters in general; (iii) policies relevant to employees and employment matters in general; and (iv) compensation and benefits issues.

                                                                       EXHIBIT D

                                    Service
                                    -------

                              Regulatory Matters

                            Description of Service
                            ----------------------

No specific transitional support services are anticipated at this time, except for general consultation regarding the establishment of regulatory affairs capabilities for Vital Images and providing assistance in connection with any state, federal, foreign or other regulatory bodies including, but not limited to, the U.S. Securities and Exchange Commission or the Food and Drug Administration that may arise in the time between the Distribution Date and the establishment of such capabilities, which period is not expected to exceed six
(6) months.